UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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IGI Laboratories, Inc.

(Name of Registrant as Specified in Its Charter)

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IGI LABORATORIES, INC.

105 Lincoln Avenue

Buena, New Jersey 08310

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2011

To the Stockholders of IGI Laboratories, Inc.

The Annual Meeting of Stockholders of IGI Laboratories, Inc. will be held at Buena Vista Country Club, 301 Country Club Lane, Buena, New Jersey, 08310, on Thursday, May 26, 2011, at 10:00 a.m. local time. The purposes of the Annual Meeting are as follows:

1.

To elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified;

2.

To ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for 2011; and

3.

To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Our Board of Directors has fixed April 8, 2011 as the record date for the Annual Meeting. Owners of shares of our common stock, Series A Convertible Preferred Stock and Series C Convertible Preferred Stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

A copy of our Annual Report to Stockholders for the year ended December 31, 2010, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

WE URGE YOU TO VOTE YOUR SHARES PROMPTLY. TO VOTE YOUR SHARES, PLEASE COMPLETE,

DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY. PLEASE REFER TO THE

ENCLOSED PROXY CARD FOR SPECIFIC VOTING INSTRUCTIONS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011: The Notice of Annual Meeting, Proxy

Statement and 2010 Annual Report to Stockholders are available on our website at:

http://www.igilabs.com/investor-relations/annual-reports

Sincerely,

Charles Moore, President and Chief Executive Officer

Buena, New Jersey

April 29, 2011

TABLE OF CONTENTS

IGI LABORATORIES, INC.

105 Lincoln Avenue

Buena, New Jersey 08310

_______________________________

PROXY STATEMENT

The Board of Directors is furnishing stockholders this Proxy Statement to solicit proxies to be voted at our Annual Meeting of Stockholders, which we refer to in these proxy materials as our Annual Meeting. Our Annual Meeting will be held on Thursday, May 26, 2011, at 10:00 a.m. local time at Buena Vista Country Club, 301 Country Club Lane, Buena, New Jersey, 08310. This Proxy Statement, including the Notice of Annual Meeting of Stockholders and the accompanying proxy card, together with our Annual Report to Stockholders for the year ended December 31, 2010 were first mailed or given to our stockholders on or about April 29, 2011.

Each proxy received will be voted as you direct it to be voted. If you do not indicate on your proxy how you want your vote counted, your proxy will be voted

•

FOR electing the nominees named below as directors; and

•

FOR the ratification of EisnerAmper LLP as our independent registered public accounting firm.

If you are a stockholder of record (that is, your stock is registered directly in your name on the books of our transfer agent, American Stock Transfer and Trust Company), you can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary specifying such revocation. If you hold your shares in “street name” as a beneficial owner (that is, your broker, bank or other nominee hold stock in your account and not directly in your name), you can revoke your proxy by contacting your broker, bank or other nominee and submitting a later dated voting instruction card. Votes are tabulated by American Stock Transfer and Trust Company and the results will be reported at the Annual Meeting.

Holders of our common stock, Series A Convertible Preferred Stock, which we refer to in this proxy statement as Series A Preferred Stock and Series C Convertible Preferred Stock, which we refer to in this proxy statement as our Series C Preferred Stock, will vote together as a single class and on an as-converted basis to elect seven director nominees named later in this Proxy Statement. Pursuant to the terms of our Certificate of Designation for our Series B-1 Preferred Stock, so long as any shares of our Series B-1 Preferred Stock remain outstanding, our Series B-1 Preferred Stock is entitled to elect two directors to serve on our Board of Directors. Joyce Erony and James Gale currently serve on our Board of Directors as the designees of the holders of Series B-1 Preferred Stock. On August 20, 2010, all of the
issued and outstanding shares of Series B-1 Preferred Stock automatically converted into shares of the Company’s common stock, in accordance with the terms and conditions set forth in such Certificate of Designation, therefore there are currently no holders of our Series B-1 Preferred Stock to exercise this right.

Holders of our common stock, Series A Preferred Stock and Series C Preferred Stock will vote together as a single class and, in the case of the Series A Preferred Stock and Series C Preferred Stock, on an as-converted basis on Proposal No. 2 to ratify the appointment of our independent public accountant.

If you complete and properly sign the accompanying proxy card and return it to us, your proxy will be voted as you direct. If you are a stockholder of record as of the close of business on April 8, 2011, which we refer to in the proxy materials as the Record Date, and attend the Annual Meeting, you may deliver your completed proxy card in person, vote in person at the Annual Meeting (proxy cards will be available at the Annual Meeting for that purpose), or revoke a previously submitted proxy and complete a new proxy.

However, if you hold your shares in “street name” as a beneficial owner, your broker may vote your shares on your behalf unless you have previously informed your broker not to do so or if your broker does not have discretionary authority to vote on such matter; otherwise,

a)

you must return your voting instructions to your broker or nominee (that is, the holder of record); or

b)

if you wish to vote in person at the Annual Meeting, you must obtain from the record holder and bring to the Annual Meeting a proxy signed by the record holder identifying you as the beneficial owner of the shares and giving you the right to vote the shares at the Annual Meeting. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Annual Meeting).

Only holders of record of our 41,433,836 outstanding shares of common stock, 50 outstanding shares of Series A Preferred Stock, and 1,550 outstanding shares of Series C Preferred Stock, as of the close of business on the Record Date, will be entitled to vote at the Annual Meeting. Each holder of shares of our common stock on the Record Date is entitled to one vote for each share of our common stock held by that holder. Each holder of shares of our Series A Preferred Stock on the Record Date is entitled to a number of votes for each share of Series A Preferred Stock held by such holder equal to the number of shares of common stock into which such share of Series A Preferred Stock is then convertible. As of the Record Date, each share of Series A Preferred Stock was convertible into 500,000 shares of our common stock. Each holder of shares of our Series C Preferred Stock on the Record Date is entitled to a number of votes for each share of Series C Preferred Stock held by such holder equal to the number of shares of common stock into which such share of Series C Preferred Stock is then convertible. As of the Record Date, each share of Series C Preferred Stock was convertible into approximately 2,361,783 shares of our common stock. As of the Record Date, our common stock carried an aggregate of 41,433,836 votes, our Series A Preferred Stock carried an aggregate of 500,000 votes and our Series C Preferred Stock carried an aggregate of 2,361,783 votes.

If you abstain from voting, your shares will be counted as shares present and entitled to vote in determining the presence of a quorum for the Annual Meeting, but your shares will not be voted in determining approval of any matter submitted to stockholders for a vote. Abstentions related to a proposal which requires approval upon the votes cast in favor of the action exceeding the votes cast opposing the action or a majority of votes cast, which does not include the election of directors, will have no effect on the outcome of the vote. Abstentions have no impact on the election of directors because directors are elected by a plurality of votes cast at the Annual Meeting. If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of the proposals being voted upon at the Annual Meeting. With respect to a proposal that requires a majority of the outstanding shares (of which there are none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.

Votes Required

The holders of capital stock representing a majority of the outstanding voting power of all outstanding shares of our common stock, Series A Preferred Stock and Series C Preferred Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock, Series A Preferred Stock and Series C Preferred Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Proposal No. 1 - Election of Directors. The affirmative vote of a plurality of the votes cast at the
Annual Meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although such proxy will be counted for purposes of determining whether there is a quorum.

Proposal No. 2 – Ratification of Auditor. The affirmative vote of votes cast favoring the action exceeding the votes cast opposing the action is required to approve the ratification of EisnerAmper LLP as our independent registered public accounting firm.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

At the Annual Meeting, holders of our common stock, Series A Preferred Stock and Series C Preferred Stock, voting as a single class and on an as-converted basis, will vote to elect seven members to our Board of Directors by plurality of the votes cast. Our Board of Directors has proposed the following nominees: Jane E. Hager, Narendra N. Borkar, Michael Hemric, Charles Moore, Joyce Erony, James Gale and Bhaskar Chaudhuri.

All of the nominees are currently serving as our directors. None of our directors, executive officers or nominees for director is related by family to any other director, executive officer or nominee for director. If any nominee for director is unavailable to serve, we solicit discretionary authority to vote to elect another person unless we reduce the size of the Board of Directors. Each director will serve until the next annual meeting of stockholders, and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. We have no reason to believe that any nominee will not be available for election as a director for the prescribed term.

The following table sets forth information regarding each of our current directors according to the information furnished to us by each such director:

Name	Age	Positions Currently held with IGI	Committee Membership	Director of IGI Since
Jane E. Hager	65	Director	A, N	1982 – 2003 2007 – Present

James C. Gale (1)	61	Director	N	2009 – Present

Charles Moore	62	Director, President and Chief Executive Officer	—	2010 – Present

Narendra N. Borkar	70	Director	C	2009 – Present

Michael Hemric	58	Director	A	2009 – Present

Joyce Erony (2)	51	Director, Acting Chief Financial Officer	—	2009 – Present

Bhaskar Chaudhuri	56	Director	C	2010 – Present

(1)

Mr. Gale was initially appointed to our Board of Directors on May 15, 2009 as a designee of the holders of Series B-1 Convertible Preferred Stock.

(2)

Ms. Erony was initially appointed to our Board of Directors on March 13, 2009 as a designee of the holders of Series B-1 Convertible Preferred Stock. Ms. Erony has served as our interim Chief Financial Officer since January 2011 and she will remain in this position while the Company conducts its search for a replacement.

A – Audit Committee

C – Organization and Compensation Committee

N – Nominating and Corporate Governance Committee

Name	Principal Occupation, Other Business Experience and Other Directorships

Jane E. Hager

President of Prescott Investment Corp., since 1991 and Pinnacle Mountain Partners, LLC since 2002; Managing Member of Gulf Coast Investment Partners, LLC since 2003 and Angelfish Investments, LLC since 2004, all of which are real estate development and/or investment companies. She is a founder and past director of IGI Laboratories, Inc. from 1982 to 2003 and Novavax, Inc. [NASDAQ] from 1995 to 2002. Mrs. Hager is also a founding director and Chair of the Audit Committee of Centrix Bank & Trust, Bedford, NH [OTCBB] since 1999 and a director of ZSGenetics, Stoddard, NH since 2006, a gene expression and sequencing company.

James C. Gale

Founding Partner of Signet Healthcare Partners. Prior to founding Signet, Mr. Gale was head of principal investment activities and investment banking at Gruntal & Co., LLC. Prior to joining Gruntal, Mr. Gale originated and managed private equity investments for Home Insurance Co., Gruntal’s parent. Earlier in his career, Mr. Gale was a senior Investment Banker at E.F. Hutton & Co.

Mr. Gale is currently the Chairman of the Board of Alpex Pharma S.A. and Cydex Inc. and also serves on the Board of Directors of Anteis SA, Octoplus BV, Pfenex Inc., Spepharm BV and Paladin Laboratories. Mr. Gale holds a Masters of Business Administration from the University of Chicago.

Narendra N. Borkar

Chief Executive Officer of Aurobindo Pharma USA (2004-2006), Chief Executive Officer of Caraco Pharmaceutical Laboratories (1997- 2003), various senior roles for Novartis (formerly Ciba-Geigy) (1981-1997), General Manager of Apte Amalgamation (1979-1981), Works Engineer for Hoffman La Roche (1976-1979), Project Manager for Union Carbide Corp. and Merck & Company, Inc. (1966-1976).

Michael Hemric

Executive with Alcon Laboratories (1980-2008), including Area President/Far East (2007-2008), Vice President/General Manager – Pharmaceutical Division (2002- 2006), Vice President/Area Manager for Southeast Asia (1999-2002), Vice President/General Manager - Consumer Products Division (1997- 1999). Earlier in his career, Mr. Hemric was involved in Sales at Alcon Laboratories and other companies, including The Gillette Company.

Charles Moore

Mr. Moore served as our Vice President of Technical Operations from February 2010 until March 2010 and has served as our President and Chief Executive Officer since April 1, 2010. Prior to joining the Company, from March 2008 to February 2010, Mr. Moore was Vice President of Business Development for Infa Inc., where he was responsible for development of the North American business of the Infa Group, an Italian-based Active Pharmaceutical Ingredient (API) manufacturer. From March 2006 to February 2008, Mr. Moore served as Director of Business Development for VinChem Inc., a pharmaceutical outsourcing solutions provider. From 1980 to 2006, Mr. Moore served in various senior management roles for Altana Inc. (now Nycomed) including being the Head of the Product Development Task Force. He was responsible for researching the U.S. dermatology market, selecting the product candidates for in-house development, and overseeing the development process through ANDA approval and launch. Mr. Moore received his BSBA from Thomas A. Edison College.

Joyce Erony

Managing Director of Signet Healthcare Partners. Prior to joining Signet, Ms. Erony spent 14 years (1991-2004) at Salomon Brothers Inc., Salomon Smith Barney, Inc. and ultimately Citigroup, which acquired the former companies, most recently as Managing Director responsible for Citigroup’s activities in Specialty Pharmaceuticals. Prior to joining Citigroup, Ms. Erony worked as an economist (1983-1991), primarily at the World Bank and International Finance Corporation advising various international development agencies and multilateral organizations. Since January 2011, Ms. Erony has served as our interim Chief Financial Officer while the Company conducts a search for a permanent replacement.

Ms. Erony has served as a director of Dow Pharmaceutical Sciences, Inc., Control Delivery Systems, Inc., Anteis, S.A., ORBIS International and Atlantis Components, Inc. She currently serves as a director of Peak Surgical and Cedarburg Pharmaceuticals Inc. Ms. Erony holds a Diploma in International Law and Economics from the London School of Economics and Political Science (1982) and a BS in Management from Case Western Reserve University (1981).

Name	Principal Occupation, Other Business Experience and Other Directorships

Bhaskar Chaudhuri

Mr. Chaudhuri has more than 20 years experience in pharmaceutical management, research and development. Mr. Chaudhuri served as President of Valeant Pharmaceuticals International until September 2010. Prior to joining Valeant, upon Valeant’s acquisition of Dow Pharmaceutical Sciences, Inc. in 2008, Mr. Chaudhuri served for seven years as Dow’s President and Chief Executive Officer and a member of Dow’s Board of Directors from 2003 to 2008. Prior to that, Mr. Chaudhuri served as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals, a subsidiary of Mylan Laboratories. Prior to his positions at Bertek, Mr. Chaudhuri served as the General Manager of the Dermatology Division of Mylan Laboratories. Mr. Chaudhuri joined Mylan through the acquisition of Penederm, Inc., where he worked from 1992 to 1998 in a number of senior positions before becoming the Vice President of R&D. Mr. Chaudhuri holds a Doctorate in Physical Pharmacy from the University of Louisiana, a Masters of Science in Industrial Pharmacy and a Bachelors of Science in Pharmacy from India.

When considering whether nominees for director have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating and Corporate Governance Committee of the Board of Directors and the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth above. In particular, with regard to Ms. Hager, the Board considered her investment experience and familiarity with our company. With regard to Mr. Gale, the Board considered his investment experience, his role as the head of principal investment activities at Gruntal & Co., LLC, as well as his experience as a director with other pharmaceutical companies. With regard to Mr. Borkar, the Board considered his over forty years of experience in the pharmaceutical industry including having held various senior executive positions within the brand and generic segments of major pharmaceutical companies. With regard to Mr. Hemric, the Board considered his over twenty-five years experience with Alcon Laboratories. With regard to Mr. Moore, the Board considered his experience as a pharmaceutical executive with a successful track record in bringing over 50 generic topical products from development to approval. With regard to Ms. Erony, the Board considered her investment experience, her role as managing director of Citigroup’s activities in specialty pharmaceuticals, as well as her experience as a director with other pharmaceutical companies. With regard to Mr. Chaudhuri, the Board considered his over twenty years of experience in the pharmaceutical industry, including having held senior executive positions with major pharmaceutical companies.

Independence of Directors

Our Board of Directors has determined that Jane E. Hager, James C. Gale, Narendra N. Borkar, Michael Hemric and Bhaskar Chaudhuri are independent directors pursuant to the independence standards established by the NYSE Amex and the SEC. Joyce Erony is not considered independent pursuant to the independence standards established by the NYSE Amex and the SEC during the time she serves in her position as our interim Chief Financial Officer.

For information relating to shares of our common stock held by each of the directors, see “Security Ownership of Certain Beneficial Owners and Management.”

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES, JANE E. HAGER, NARENDRA N. BORKAR, MICHAEL HEMRIC, CHARLES MOORE, JOYCE ERONY, JAMES GALE AND BHASKAR CHAUDHURI.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, which we refer to as Reporting Persons, to file with the SEC and the NYSE Amex initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. SEC regulations also require such persons to furnish us with copies of all such reports. Based solely on our review of copies of reports filed by Reporting Persons and furnished to us, we believe that, except as set forth below, during 2010 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements. During 2010, Bhaskar Chaudhuri filed one late Form 3 relating to two transactions, Nadya Lawrence filed one late Form 4 relating to three transactions, Jane E. Hager filed two late Form 4s relating to two transactions, James Gale filed one late Form 4 relating to two transactions, Narendra Borkar filed one late Form 4 relating to one transaction, Michael Hemric filed one late Form 4 relating to one transaction, and Joyce Erony filed one late Form 4 relating to one transaction.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Principles

Our Certificate of Incorporation, together with all amendments and Certificate of Designations, our Bylaws, and the charters of the Audit Committee, Nominating and Corporate Governance Committee, and Organization and Compensation Committee, provide the framework for our management and governance.

Our Board of Directors is elected by and responsible to our stockholders. Except with respect to matters reserved to stockholders, the Board of Directors is our ultimate decision making body. In that capacity, the Board of Directors takes an engaged and focused approach to its responsibilities and duties, and sets standards to better ensure that we are committed to business success and enhancement of stockholder value by maintaining the highest standard of responsibility and ethics. The Board of Directors has designed its governance approach to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance. Joyce Erony is the current chairwoman of our Board of Directors.

Our employees, managers and officers conduct our business under the direction of senior management and the leadership of our Chief Executive Officer, who are accountable to the Board of Directors and ultimately to the stockholders. Management is responsible for the day-to-day operation of our business, strategic planning, budgeting, financial reporting and risk management.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The present compositions of the committees of the Board of
Directors are as follows:

Audit Committee	Nominating and Corporate Governance Committee	Organization and Compensation Committee
Jane E. Hager* Michael Hemric	James C. Gale* Jane E. Hager	Narendra Borkar* Bhaskar Chaudhuri

* – Denotes Chairman

Organization and Compensation Committee. Our Board of Directors has adopted a charter governing the duties and responsibilities of the Organization and Compensation Committee. The full text of the charter of the Organization and Compensation Committee is available on our website at www.igilabs.com. Pursuant to the charter, the purposes of the Committee are to: (i) recommend to the Board of Directors compensation arrangements for the Chief Executive Officer and other executive officers and review their responsibilities and performance and plans for their succession; and (ii) approve compensation arrangements for and changes in other corporate officers. In furtherance of this purpose, the Committee shall have the following goals and responsibilities:

•

Review with appropriate representatives of our management our organizational structure and, in particular, the responsibilities and performance of executive officers and, from time to time, senior operations executives and the plans for their succession; and to report at least annually thereon to the Board of Directors.

•

Consider appropriate competitive data and recommend to the Board of Directors compensation and fringe benefits (except pensions generally applicable to salaried employees) for executive officers.

•

Consider appropriate competitive data, and any recommendation made by the Chief Executive Officer and approve: (i) executive salary structure; and (ii) compensation and fringe benefits (except pensions generally applicable to salaried employees) for other corporate officers.

•

In connection with our annual incentive compensation programs, each year: (i) review and approve the Chief Executive Officer’s goals and his/her performance against those goals; (ii) approve annual incentive compensation targets; (iii) approve an annual incentive compensation award for the Chief Executive Officer, other executive officers and other corporate officers; (iv) review the annual performance objectives of the other executive officers; and (v) review annual incentive compensation awards for senior operations executives.

•

Review with appropriate officers: (i) changes in corporate officers; (ii) policy on matters pertaining to compensation; (iii) special benefits and perquisites; (iv) each year on a retrospective basis, compensation changes made in the prior year to determine whether policies established by the Committee have been executed as intended and are achieving the intended result; (v) each year on a retrospective basis, corporate results against corporate goals; and (vi) any other matter of concern to the Committee relating to our overall corporate organization or compensation policy.

The members of the Organization and Compensation Committee are Narendra Borkar (Chair) and Bhaskar Chaudhuri. In 2011, Mr. Chaudhuri replaced Joyce Erony on the Organization and Compensation Committee due to her position as our interim Chief Financial Officer. We believe that the composition and functioning of the
Organization and Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, NYSE Amex and SEC rules and regulations, including those regarding the independence of the Organization and Compensation Committee Members. During our 2010 fiscal year, the Organization and Compensation Committee met two times.

Audit Committee. The Audit Committee has been established for the purpose of overseeing our accounting and financial reporting processes and the audit of our annual financial statements, as well as our internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. The full text of the charter of the Audit Committee is available on our website at www.igilabs.com.

As described more fully in the Audit Committee Charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to stockholders concerning our accounting and reporting practices, and to facilitate open communication between the Audit Committee, the Board of Directors, our outside auditor and management. The Audit Committee is required to discharge its responsibilities, and assess the information provided by our management and the outside auditor, in accordance with its business judgment. In exercising its business judgment, the Audit Committee is required to rely on the information and advice provided by management and/or our outside auditor. Pursuant to its charter, the function of the Audit Committee includes:

•

to provide the opportunity for direct communication between the Board of Directors and our external auditors;

•

to monitor the design and maintenance of our system of internal accounting controls;

•

to select, evaluate and, if necessary, replace the external auditor;

•

to review the results of internal and external audits as to the reliability and integrity of the financial and operating information systems established to monitor compliance with our policies, plans and procedures and with laws and regulations; and

•

to review the relationship between us and the external auditors and to ascertain the independence of the external auditors.

The members of the Audit Committee are Jane E. Hager (Chair) and Michael Hemric. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, NYSE Amex and SEC rules and regulations, including those regarding the independence of the Audit Committee members. The Board of Directors has determined that Jane E. Hager is an “audit committee financial expert” as currently defined under the SEC’s rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee met five times during the 2010 fiscal year. A report of the Audit Committee is set forth herein.

Nominating and Corporate Governance Committee. Our Board of Directors has adopted a charter governing the duties and responsibilities of the Nominating and Corporate Governance Committee. The full text of the charter of the Nominating and Corporate Governance Committee is available on our website at www.igilabs.com.

Pursuant to the charter, the purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become members of our Board of Directors, and to recommend that our Board of Directors select the director nominees for the next annual meeting of stockholders, to develop and recommend to the Board of Directors a set of corporate governance principles applicable to us, and to make recommendations on compensation of the Board of Directors. In furtherance of such purpose, the Nominating and Corporate Governance Committee shall have the following goals and responsibilities:

•

To identify, review and recommend to the Board of Directors qualified candidates for director nominees to fill any existing or anticipated vacancy on the Board of Directors;

•

To identify, review and recommend to the Board of Directors, prior to each year’s annual meeting of stockholders, successors to the class of directors whose term shall then expire (including any director in such class proposing to stand for election to another term), and additional director nominees, if any, for election to the Board of Directors on whose behalf the Board of Directors will solicit proxies;

•

To recommend to the Board of Directors the size of the Board of Directors;

•

To review and make recommendations to the Board of Directors with respect to suggestions for director nominees made by stockholders to the Board of Directors or to management in accordance with our Bylaws;

•

To review annually the Board of Director’s overall performance and oversee the annual performance evaluation for each of its committees;

•

To recommend to the Board of Directors whether resignations tendered by members who have had a substantial change in their job responsibilities should be accepted;

•

To review annually the Board of Directors committee structure, charters and membership and recommend to the Board of Directors changes, if any; and, in consultation with the Chairman of the Board of Directors, recommend to the Board of Directors the assignment of members of the Board of Directors to the various committees and appointment, rotation or removal of committee chairs;

•

To review and make recommendations to the Board of Directors with respect to changes in directors’ compensation and benefits; and

•

To develop and recommend to the Board of Directors a set of corporate governance guidelines and to review the guidelines at least annually and recommend changes as necessary.

The Nominating and Corporate Governance Committee shall have sole authority to retain and terminate any consulting firm to assist it in carrying out its duties and responsibilities, as the committee may deem appropriate in its sole discretion. The Nominating and Corporate Governance Committee shall have sole authority to approve related fees and other retention terms.

The Nominating and Corporate Governance Committee’s process for recruiting and selecting nominees is for Committee members to attempt to identify individuals who are thought to have certain minimum qualifications, including appropriate business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to our governance, and who are willing to serve as directors of a public company. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board. The Committee and Board believe that Board membership should reflect diversity in its broadest sense, including persons diverse in skills, background, gender and ethnicity. The Committee has not adopted a formal policy for the consideration of diversity in identifying candidates for the Board.

To date, we have not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Committee to ascertain his or her interest and willingness to serve, and Committee members discuss among themselves the individual’s potential to be an effective member of the Board of Directors. If the discussions and evaluation are positive, the individual is recommended by the Nominating and Corporate Governance Committee to the entire Board of Directors.

The entire Board of Directors, including the Nominating and Corporate Governance Committee, approved the nomination of the candidates reflected in Proposal No. 1. The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates to serve on the Board of Directors. The name of any recommended candidate for director, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of our common stock should be sent to the Nominating and Corporate Governance Committee c/o IGI Laboratories, Inc., Corporate Secretary, 105 Lincoln Avenue, Buena, New Jersey 08310. To date, the Nominating and Corporate Governance Committee has not adopted a specific formal policy with respect to the consideration of director candidates recommended by stockholders and to date no director candidates have been recommended by stockholders. If a director candidate were to be recommended by a stockholder, the Nominating and Corporate Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies.

The members of the Nominating and Corporate Governance Committee are James C. Gale (Chair) and Jane E. Hager. In 2011, Joyce Erony resigned from her position on the Nominating and Corporate Governance Committee due to her position as our interim Chief Financial Officer. We believe that the composition of the Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, NYSE Amex and SEC rules and regulations, including those regarding the independence of the Nominating and Corporate Governance Committee members. The Nominating and Corporate Governance Committee met one time during the 2010 fiscal year. Since the Nominating and Corporate Governance Committee is composed solely of non-management directors, all nominees for director at the Annual Meeting were nominated by non-management directors.

Board Meeting and Attendance

During our 2010 fiscal year, our Board of Directors met eight times. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and each committee of the board on which such director served.

Stockholder Communications with Directors and Director Attendance at Annual Meetings

Stockholders who wish to send communications to our Board of Directors may do so by sending them c/o IGI Laboratories, Inc., Corporate Secretary, 105 Lincoln Avenue, Buena, New Jersey 08310. Such communications may be addressed either to specified individual directors or the entire Board of Directors. The Secretary will have the discretion to screen and not forward to directors communications that the Secretary determines are communications unrelated to our business or governance, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all stockholder communications that are not forwarded and such communications will be available to any director.

It is the policy of our Board of Directors that directors are strongly encouraged to attend all annual stockholder meetings. Each of our directors serving at the time attended the 2010 annual meeting of stockholders.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board. The Chairman is appointed on an annual basis by a majority vote of the directors. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer is part of the succession planning process and that it is in the best interests of the company to make this determination from time to time.

Oversight of Risk Management

We are exposed to a number of risks and we regularly identify and evaluate these risks and develop plans to manage them effectively. Our Chief Executive Officer and Chief Financial Officer are directly responsible for our risk management function and report to our Board and Audit Committee in this regard. In fulfilling their risk management responsibilities, our Chief Executive Officer and Chief Financial Officer work closely with members of senior management, including our accounting staff.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of our risk management policy. In that regard, the Chief Financial Officer meets with the Audit Committee at least four times a year to discuss the risks facing us, highlighting any new risks that may have arisen since they last met. The Audit Committee reports to the Board of Directors on a regular basis to apprise them of their discussions with the Chief Financial Officer. Finally, the Chief Financial Officer and Chief Executive Officer report directly to the Board of Directors on at least an annual basis to apprise them directly of our risk management efforts.

Director Options. In September 1999, our Board of Directors adopted the 1999 Director Stock Option Plan, which we refer to as the 1999 Plan. Under the 1999 Plan, on January 2 of each year, (i) each non-employee director is granted a stock option to purchase 15,000 shares of our common stock; and (ii) each of the Chairmen of the Audit Committee and the Organization and Compensation Committee is granted additional stock options to purchase 15,000 and 10,000 shares of our common stock, respectively. Additionally, under the 1999 Plan, each newly elected director will receive a stock option grant to purchase 15,000 shares of our common stock at the time of his or her election. All of such options will be granted at an exercise price equal to the closing price of our common stock on the NYSE Amex on the date of grant. All options granted under the 1999 Plan become 100% vested 12 months after the date of grant.

Director Fees. During 2009, the directors unanimously adopted a non-employee director compensation program which provides for equity grants to our non-employee directors under, pursuant to and in the amounts that were provided for in the original 1999 Plan as set forth above. The board of directors also approved the payment of an annual cash retainer of $25,000, payable quarterly, to each non-employee director and a one-time grant of an option to purchase an additional 15,000 shares of our common stock to a non-employee director when he or she joins the Board of Directors (in addition to the similar 15,000 share grant pursuant to the 1999 Plan) pursuant to such program. This one-time award is granted to non-employee directors who join the Board of Directors after April 7, 2010. Ms. Erony, Ms. Hager and Mr. Gale have indicated that they will voluntarily defer any cash compensation otherwise due to them on account of director fees unless, until and only in the event that we return to profitability. In 2010, the board of directors reduced the annual grant to the Chairman of the Audit Committee from an option to purchase 15,000 shares of common stock to an option to purchase 10,000 shares of common stock.

2010 DIRECTOR COMPENSATION

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (3) (4)	Total ($)
Jane E. Hager	25,000 (5)	—	9,013	34,013 (5)

James C. Gale	25,000 (5)	—	9,013	34,013 (5)

Narendra N. Borkar	25,000	—	9,013	34,013

Michael Hemric	25,000	—	5,408	30,408

Hemanshu Pandya (6)	—	—	—	—

Joyce Erony	25,000 (5)	—	5,408	30,408 (5)

Bhaskar Chaudhuri	2,083	—	20,829	22,912

(1)

The amounts reflected in this column represent the fair value of the awards on the date of grant, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”).

(2)

The dollar amount reflected in this column equals (i) the number of restricted shares granted to the director during 2010 multiplied by (ii) the closing price of our common stock on the effective date of the grant.

(3)

As of December 31, 2010, the aggregate amount of shares of common stock that can be acquired by each director pursuant to outstanding option awards are as follows: Jane E. Hager, 150,000 shares; James C. Gale, 40,000 shares; Narendra N. Borkar, 55,000 shares; Michael Hemric, 45,000 shares; Hemanshu Pandya, 0 shares; Joyce Erony, 30,000 shares and Bhaskar Chaudhuri 30,000 shares.

(4)

We issued the options in this column at a strike price equal to the fair market value of the closing price of our common stock on the date of the grant. We valued these options using a Black-Scholes model. In the model, we used an expected life of 3.2 years to value the ten (10) year options that we issued. We used an interest rate equal to the yield on treasury bonds that have approximately 3.2 years remaining until maturity and uses the volatility of our stock price over a period that is approximately 3.2 years prior to the grant date.

(5)

Ms. Erony, Ms. Hager and Mr. Gale voluntarily deferred the cash compensation otherwise due to them on account of director fees unless, until and only in the event that the Company returns to profitability.

(6)

Mr. Pandya resigned from our Board of Directors and as our President and Chief Executive Officer on March 19, 2010, effective April 1, 2010.

EXECUTIVE COMPENSATION

In addition to Charles Moore whose biography is set forth above in “Proposal No. 1 — Election of Directors” the following people served as our executive officers in 2010:

Name	Title
Nadya Lawrence	Executive Vice President of Sales and Marketing
Philip Forte	Former Chief Financial Officer

Nadya Lawrence (42) has served as our Executive Vice President of Sales and Marketing since April 2010. From 2006 to April 2010, Ms. Lawrence served as our Executive Vice President of Operations and from 2001 to 2006 she served as our Vice President of Operations. Previously, Ms. Lawrence served as our R&D Technical Director and R&D Manager from 1995 to 2001.

Philip Forte (58) served as our Chief Financial Officer from February 2010 to January 2011 and he served as our Controller from May 2009 until February 2010. Previously, Mr. Forte served as the Senior Director of Finance at Teva Specialty Pharmaceuticals Industries, Ltd., a generic pharmaceutical company. Prior to Teva Specialty Pharmaceuticals, Mr. Forte held various financial roles in corporate and public accounting including Bristol Myers Squibb and Aventis. Mr. Forte received his BBA in Accounting from Bernard M Baruch and his MBA in accounting and finance from Fairleigh Dickinson University. Please see the section entitled “Separation Agreements” below for more details regarding Mr. Forte’s resignation.

None of our directors or executive officers is related by family to any other director or executive officer.

2010 Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the previous two fiscal years, which was earned by each of our former President and Chief Executive Officer and our former Chief Financial Officer who served during 2010, our current President and Chief Executive Officer, who also served during 2010, and our other most highly compensated executive officer who received compensation in excess of $100,000 during 2010. We refer to these people in this Proxy Statement as our Named Executive Officers.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Hemanshu Pandya	2010	83,740	—	—	—	4,641	88,381
Former President and Chief Executive Officer	2009	125,000	15,000	1,043,250 (5)	347,750 (6)	3,518	1,534,518

Philip Forte	2010	185,000	—	60,000 (7)	—	28,538	273,538
Former Chief Financial Officer	2009	88,827	19,000	75,200 (7)	68,124 (8)	11,632	262,783

Charles Moore	2010	222,326	48,000	665,050	—	12,706	948,082
President and Chief Executive Officer(9)	2009	—	—	—	—	—	—

Nadya Lawrence	2010	144,200	—	—	—	27,177	171,377
Executive Vice of Sales and Marketing	2009	140,000	—	—	—	25,947	165,947

(1)

Lists the principal positions held as of December 31, 2010. On June 29, 2009, Hemanshu Pandya assumed the position as our President and Chief Executive Officer. Mr. Pandya resigned from our Board of Directors and as our President and Chief Executive Officer on March 19, 2010, effective April 1, 2010. On May 29, 2009, Philip Forte assumed the position of our Controller and was later promoted to serve as our Chief Financial Officer. Mr. Forte resigned as our Chief Financial Officer, effective January 11, 2011. On February 12, 2010, Charles Moore assumed the position of our Executive Vice President Technical Operations and was later promoted to serve as our President and Chief Executive Officer.

(2)

The amounts shown in this column represent the fair value of the awards on the date of grant, as computed in accordance with FASB ASC Topic 718.

(3)

The amounts reflected in this column represent the fair value of the awards on the date of grant, as computed in accordance with FASB ASC Topic 718. We valued these options using a Black-Scholes model. In the model, we used an expected life of five and one-half (5.5) years to value the ten year options that we issued. We used an interest rate equal to the yield on the treasury bonds that have approximately five and one-half years remaining until maturity and used the volatility of our stock price over a period that is approximately five and one-half years prior to the grant date.

(4)

The amounts shown in this column represent premiums for group life insurance, medical, and dental insurance paid by us, and contributions made by us to the executive’s account under our 401(k) Plan. The amounts shown include $12,847 in automobile reimbursements made to Mr. Forte in 2010 and $9,022 in automobile reimbursements made to Ms. Lawrence in 2010. In 2010, we paid $4,245, $15,214, $12,569 and $692 for medical, dental, vision and group life insurance for Mr. Moore, Mr. Forte, Ms. Lawrence and Mr. Pandya, respectively. We also made contributions to the 401(k) Plan accounts of Mr. Pandya, Mr. Forte, Ms. Lawrence and Mr. Moore in the amounts of $3,950, $477, $5,586 and $8,461, respectively. The amounts shown include $2,905 in automobile reimbursements made to Mr. Forte in 2009 and $9,022 in automobile reimbursements made to Ms. Lawrence. In 2009, we paid $318, $6,818 and $11,339 for medical, dental and group life insurance for
Mr. Pandya, Mr. Forte and Ms. Lawrence, respectively. We also made contributions to the 401(k) Plan accounts of Mr. Pandya, Mr. Forte and Ms. Lawrence in the amounts of $3,200, $1,908 and $5,586, respectively.

(5)

The unvested portion of $695,535 of this stock award was forfeited on April 1, 2010 upon the resignation of Mr. Pandya.

(6)

This award was for options to purchase 530,145 shares, of which 176,718 options were vested on April 1, 2010 (date of Mr. Pandya’s resignation) and 353,427 were unvested and forfeited. Mr. Pandya forfeited the vested portion of his options when he did not exercise them before their expiration date.

(7)

Mr. Forte resigned as of January 11, 2011, and at this time, 53,328 shares of these stock awards vested and the unvested portion of 106,672 stock awards was forfeited.

(8)

This award was for options to purchase 110,000 shares, of which 36,663 were vested on January 11, 2011 (date of Mr. Forte’s resignation) and 73,337 were unvested and forfeited.

(9)

Mr. Moore is also a member of our Board and he did not receive any compensation as a director in 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards as of
December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1)($)
Hemanshu Pandya	176,718 (2)	353,427 (2)	$1.07	06/29/19	650,032 (3)	1,092,054

Philip Forte	36,663 (4)	73,337 (4)	$1.01	05/29/19	106,672 (5)	179,209

Charles Moore	—	—	—	—	—	—

Nadya Lawrence	5,000 30,000 40,000 100,000 30,000 40,000	— — — — — —	$ .52 $ .80 $ .65 $1.07 $1.27 $ .76	12/27/11 05/16/11 05/23/12 05/20/13 12/20/14 12/09/15	— — — — — —	— — — — — —

(1)

The market value is based upon the closing price of our common stock on December 31, 2010 ($1.68).

(2)

These shares were scheduled to vest as follows: one-twelfth vested on June 29, 2009; one-twelfth vested on September 30, 2009; one-twelfth vested on December 31, 2009; one-twelfth vested on March 31, 2010; one-third will vest on June 29, 2011; and one-third will vest on June 29, 2012. This award was for options to purchase 530,145 shares, of which 176,718 options were vested on April 1, 2010 (date of Mr. Pandya’s resignation) and 353,427 were unvested and forfeited.

(3)

These shares were scheduled to vest as follows: 325,000 shares were to vest on June 29, 2011 and 325,000 shares were to vest on June 29, 2012. These shares were forfeited on April 1, 2010 upon the resignation of Mr. Pandya.

(4)

Pursuant to the option agreements, these shares vest as follows: one-twelfth vested on June 1, 2009; one-twelfth vested on September 30, 2009; one-twelfth vested on December 31, 2009; one-twelfth vested on March 31, 2010; one-third will vest on June 1, 2011; and one-third will vest on June 1, 2012. Mr. Forte has 90 days from
January 11, 2011 (date of Mr. Forte’s resignation) to exercise his 36,663 vested stock options, and he forfeited the remaining 73,337 stock options that were not vested per his option agreement.

(5)

These shares were scheduled to vest as follows: 26,664 shares were to vest on June 29, 2011; 26,672 shares were to vest on June 29, 2012; 26,664 were to vest on February 12, 2011 and 26,672 were to vest on February 12, 2012. These shares were forfeited on January 11, 2011 upon the resignation of Mr. Forte.

Employment Agreements

Charles E. Moore. Charles Moore commenced services as our Executive Vice President of Technical Operations effective February 12, 2010. Mr. Moore was promoted to serve as our President and Chief Executive Officer on March 19, 2010, effective April 1, 2010. Mr. Moore receives an annual salary of $265,000. Pursuant to the terms of his employment agreement, Mr. Moore also received a grant of 379,000 shares of restricted stock, one-third of which vested on January 4, 2011, one-third of which will vest on January 4, 2012 and one-third of which will vest on January 4, 2013. In connection with his promotion to serve as our President and Chief Executive Officer, Mr. Moore also received an additional grant of 560,000 restricted shares of common stock. These shares had a grant date of April 1, 2010 and will vest over three years, in one-third increments beginning after Mr. Moore’s first year of service as our President and Chief Executive Officer.

In addition, Mr. Moore is entitled to participate in certain of our benefit programs on the same terms and conditions generally provided by us to our executive employees. Mr. Moore will also be eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock. Mr. Moore’s target bonus will be equal to 40% of his base salary for the applicable fiscal year. All performance targets pursuant to such plan shall be determined by our Compensation Committee.

Mr. Moore is also subject to certain restrictive covenants as set forth in his employment agreement, including confidentiality, non-solicitation and non-competition. Further, Mr. Moore is entitled to payment of six months of severance plus a pro-rata portion of his bonus, if he is terminated without cause. Mr. Moore’s employment agreement further provides for payments upon certain other types of employment termination events as further set forth in his employment agreement.

Former Executive Officers

Philip Forte. Philip Forte commenced service as our controller effective May 26, 2009. Mr. Forte was promoted to serve as our Chief Financial Officer in 2010. Mr. Forte resigned as our Chief Financial Officer effective January 11, 2011 and entered into a Separation of Employment Agreement and General Release with the Company in connection with his resignation. Mr. Forte’s Separation Agreement provides that we shall pay Mr. Forte $125,000 as a separation payment, with such amount to be paid ratably over a 6 month period on each regular payroll payment date during such period. Also, in the Separation Agreement, Mr. Forte agreed to provide the Company with a general release, and Mr. Forte agreed to certain restrictive covenants, and reconfirmed his agreement to the confidentiality, non-competition and non-solicitation covenants set forth in his employment agreement with the Company.

Under the terms of his employment agreement, Mr. Forte received an annual salary of $185,000. Mr. Forte also received a grant of (i) 80,000 shares of restricted stock and (ii) an option to purchase 110,000 shares of our common stock. In connection with his promotion to our Chief Financial Officer, on February 18, 2010, the Company further granted Mr. Forte 80,000 shares of restricted stock. Upon the effective date of his resignation, Mr. Forte retained the 53,328 shares of restricted stock that were vested and forfeited the remaining 106,672 shares of restricted stock that were not vested per his restricted stock agreement. Additionally, Mr. Forte has 90 days from January 11, 2011 to exercise his 36,663 vested stock options, and he forfeited the remaining 73,337 stock options that were not vested per his option agreement. In addition, Mr. Forte was entitled to participate in certain of our benefit programs on the same terms and conditions generally provided by us to our executive employees.

Mr. Forte was also eligible to receive an annual performance bonus for each calendar year during the term of his employment. For 2010, Mr. Forte’s target bonus was $46,250.

Hemanshu Pandya. Effective June 29, 2009, Mr. Pandya commenced service as our President and Chief Executive Officer. Mr. Pandya resigned from our Board of Directors and as our President and Chief Executive Officer on March 19, 2010, effective April 1, 2010. Under the terms of his employment agreement, Mr. Pandya received an annual salary of $260,000. Mr. Pandya also received a grant of (i) 975,000 shares of restricted stock and (ii) an option to purchase 530,145 shares of our common stock. The foregoing equity grants had vested as to one-third of the shares as of the date of his termination. The remaining two-thirds of such grant terminated without vesting. Mr. Pandya was also eligible to receive an annual performance bonus for each calendar year during the term of his employment, which he did not attain in 2010 given his resignation. Mr. Pandya was also subject to certain restrictive covenants as set forth in his employment agreement, including confidentiality, non-solicitation and non-competition.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table includes information as of December 31, 2010 relating to the Company’s 1999 Stock Incentive Plan, as amended, the 1999 Director Stock Option Plan, as amended, and the 2009 Equity Incentive Plan, as amended, which comprises all of the equity compensation plans of the Company. The table provides the number of securities to be issued upon the exercise of outstanding options under such plans, the weighted-average exercise price of such outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)(1)	(b)(1)	(c)(2)
Equity compensation plans approved by security holders	2,174,180	$ 1.09	3,280,304
Equity compensation plans not approved by security holders	461,632 (3)	$ 1.09	—
Total	2,635,812	$ 1.09	3,280,304

(1)

Includes information with respect to the 1999 Stock Incentive Plan, as amended, the 1999 Director Stock Option Plan, as amended and the 2009 Equity Incentive Plan, as amended.

(2)

Includes information with respect to the 1999 Director Stock Option Plan and the 2009 Equity Incentive Plan, as amended. As of December 31, 2010, we had 555,968 shares available for issuance pursuant to the 1999 Director Stock Option Plan, as amended, and 2,724,336 shares available for issuance pursuant to the 2009 Equity Incentive Plan, as amended.

(3)

Under the terms of his employment agreement, Hemanshu Pandya received a grant of (i) 975,000 shares of restricted stock and (ii) an option to purchase 530,145 shares of our common stock. On March 23, 2010, the Company announced in a Form 8-K filed with the Securities and Exchange Commission that on March 19, 2010, Hemanshu Pandya, the President and Chief Executive Officer of the Company, resigned as an employee of the Company and as a member of the board of directors, effective April 1, 2010. Upon the effective date of his resignation, Mr. Pandya retained the 324,968 restricted shares of common stock that were vested and forfeited the 650,032 restricted shares of common stock that were not vested per his Restricted Stock Agreement. Additionally, Mr. Pandya had 90 days from April 1, 2010 to exercise his 176,718 vested stock options, and he forfeited 353,427 stock options that were not vested per his Option Agreement.

Pursuant to the terms of his employment agreement, Mr. Forte received two grants of 80,000 shares of restricted stock and (ii) an option to purchase 110,000 shares of our common stock. On January 11, 2011 Philip S. Forte, the Chief Financial Officer of the Company, resigned from employment with the Company. Upon the effective date of his resignation, Mr. Forte retained the 53,328 restricted shares of common stock that were vested and forfeited the 106,672 restricted shares of common stock that were not vested per his Restricted Stock Agreement. Additionally, Mr. Forte has 90 days from January 11, 2011 to exercise his 36,663 vested stock options, and he forfeited 73,337 stock options that were not vested per his Option Agreement.

The above option grants will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The above equity grants will be granted as an employment inducement award pursuant to the executive’s employment agreement and will be issued without stockholder approval pursuant to Rule 711 of the NYSE Amex Company Guide.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has:

•

reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2010 with management;

•

discussed with our independent auditors, EisnerAmper LLP, matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, in connection with the audit of our consolidated financial statements for the year ended December 31, 2010; and

•

received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed the independence of EisnerAmper LLP with that firm.

In reliance on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2010.

Audit Committee

Jane E. Hager (Chairwoman)

Michael Hemric

PROPOSAL No. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected EisnerAmper LLP to serve as our independent auditors for the fiscal year ending December 31, 2011. Representatives from EisnerAmper LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although stockholder ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will take that fact into consideration, together with such other information as it deems relevant, in determining its next selection of an independent registered public accounting firm.

On August 16, 2010, the independent registered public accounting firm Amper, Politziner and Mattia, LLP consummated the merger of its practice with that of Eisner LLP and the name of the combined practice operates under the name EisnerAmper LLP. Following the merger, our Audit Committee engaged EisnerAmper LLP to serve as our new independent registered public accounting firm.

Fees Paid to Independent Auditors

The following table sets forth the aggregate fees paid by us for the audit and other services for the fiscal years 2010 and 2009 to our independent auditors:

	2010	2009
Audit Fees (1)	$200,271 (2)	$174,610 (3)
Audit-Related Fees (4)	$ 39,375 (2)	$ 49,571 (3)
Tax Fees	—	—
All Other Fees (5)	—	$ 2,300 (3)
Total	$239,646	$226,481

(1)

These are fees for professional services rendered for the audit of our 2010 and 2009 financial statements and review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Represents charges of Amper and EisnerAmper LLP.

(3)

Represents charges of Amper.

(4)

Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultation on compliance related matters and for professional services associated with our filing of registration statements on Form S-3 and Form S-8.

(5)

These fees are for professional services related to accounting advice associated with the hiring of new officers.

Representatives of EisnerAmper LLP (or its predecessor Amper, Politziner and Mattia, LLP) attended all meetings of the Audit Committee in 2010. The Audit Committee pre-approves and reviews all audit services performed by our independent auditors as well as the fees charged by our independent auditors for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. EisnerAmper LLP (and its predecessor Amper, Politziner and Mattia, LLP) did not perform any non-audit services for us during fiscal years 2010 or 2009.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements which are described in the “Director Compensation” and “Executive Compensation” sections of this proxy statement and the transactions described below, during our last two fiscal years, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

March 13, 2009 Private Placement

On March 13, 2009, we completed a $6,000,000 private placement with certain investment funds affiliated with Signet Healthcare Partners, G.P. (the “March 2009 Offering”). As part of the March 2009 Offering, we issued 202.9 shares of Series B-1 Preferred Stock, $4,782,600 in Secured Convertible Promissory Notes (“Promissory Notes”), Preferred Stock Purchase Warrants to purchase 797.1 shares of non-voting Series B-2 Preferred Stock (“Preferred Stock Warrants”), a Common Stock Purchase Warrant to purchase 350,000 shares of common stock (“Common Stock Warrant”) and amended our line of credit with Pinnacle Mountain Partners, an entity controlled by Jane E. Hager, a 5% stockholder and a director of ours.

The Promissory Notes had a maturity date of July 31, 2009 and an annual interest rate of 5%. Furthermore, we entered into Guaranty and Security Agreements to guarantee repayment of the Promissory Notes upon maturity. The Promissory Notes were collateralized by our assets. However, upon approval by our stockholders of the March 2009 Offering at our 2009 annual meeting of stockholders held on May 15, 2009, the Promissory Notes and any accrued interest automatically converted into Series B-1 Preferred Stock for $6,000 per share and the Preferred Stock Warrants became null and void. Subsequently, on August 20, 2010, all of the issued and outstanding shares of Series B-1 Preferred Stock automatically converted into shares of the Company’s common stock, in accordance with the terms and conditions set forth in the Certificate of Designation of the Series B-1 Preferred Stock.

In connection with the March 2009 Offering, we and Pinnacle entered into an amendment to our Loan and Security Agreement. Pinnacle agreed to change the terms of repayment such that 50% of the amount borrowed under the line of credit, or $500,000 as of March 31, 2009, would be payable on July 31, 2010 and the remaining balance would be payable on July 31, 2011. Furthermore, we and Pinnacle entered into a Note Conversion Agreement for which Pinnacle agreed to automatically convert the principal amount due under the Third Amended and Restated Revolving Note (the “Note Payable”) into shares of our common stock at a conversion rate of $0.41 per share upon stockholder approval of the Note Conversion. At our 2009 annual meeting of stockholders held on May 15, 2009, our stockholders approved the Note Conversion. Immediately upon stockholder approval, the $500,000 principal amount outstanding under the Note Payable was converted into 1,219,512 shares of our common stock.

March 29, 2010 Private Placement

On March 29, 2010 we completed a $1,550,000 private placement with certain investors, including investment funds affiliated with Signet Healthcare Partners, G.P. and Jane E. Hager (the “Series C Offering”). As part of the Series C Offering, we issued 1,550 shares of Series C Convertible Preferred Stock. We issued to investment funds affiliated with Signet Healthcare Partners, G.P. 675 shares of Series C Convertible Preferred Stock for an aggregate purchase price of $675,000 and to an affiliate of Jane E. Hager, 50 shares of Series C Convertible Preferred Stock for an aggregate purchase price of $50,000.

Pursuant to the terms of a registration rights agreement entered into in connection with the Series C Offering, Signet Healthcare Partners, a 5% stockholder of ours, and an affiliate of Jane E. Hager, a director and 5% stockholder of ours, are entitled to certain rights with respect to the registration of certain shares of our common stock held by them under the Securities Act of 1933. If we do not comply with the terms of the registration rights agreement we may become subject to cash penalties payable to affiliates of Signet Healthcare Partners.

December 8, 2010 Private Placement

On December 8, 2010, we completed a private placement with several accredited investors (the “December 2010 Offering”). As part of the December 2010 Offering, we issued 5,909,087 shares of our common stock at a price of $1.10 per share, or an aggregate of approximately $6,500,000. We also paid a placement agent fee of $90,000 to Maxim Group LLC (“Maxim”) and issued Maxim warrants to purchase 16,364 shares of common stock at $1.21 per share (the “Maxim Warrants”). The Company also paid a placement agent fee of $560,000 to Sanders Morris Harris Inc. (“SMHI”) and issued SMHI warrants to purchase 338,182 shares of common stock at $1.21 per share.

SMHI may be deemed to have an affiliation with the Company. Joyce Erony and James Gale, serve on the Company’s board of directors and are associated persons of SMHI. Mr. Gale is the Chief Investment Officer, a manager, and a member of Signet Healthcare Partners, LLC, a Delaware limited liability company (“Signet Healthcare Partners”) and Ms. Erony is a managing director and member of Signet Healthcare Partners. Signet Healthcare Partners is the general partner of Life Sciences Opportunities Fund II, L.P. and Life Sciences Opportunities Fund (Institutional) II, L.P. (the “Funds”), both Delaware limited partnerships. The Funds together represent the largest owner of the Company’s common stock and Series C Preferred Stock. As the general partner of the Funds, Signet Healthcare Partners receives a 2% annual management fee and holds a 20% carried interest. SMHI is a member of Signet Healthcare Partners and has a 50% operating profits percentage and a 40% carried interest percentage, but no management or control rights of Signet Healthcare Partners. SMHI also provides office space and certain accounting and administrative services to Signet Healthcare Partners and the Funds.

Pursuant to the terms of a registration rights agreement entered into in connection with the December 2010 Offering, SMHI is entitled to certain rights with respect to the registration of certain shares of common stock issuable to it upon exercise of its warrant. If we do not comply with the terms of the registration rights agreement we may become subject to cash penalties payable to SMHI.

Policies and Procedures Regarding Review, Approval, or Ratification of Related Person Transactions

The Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions. In carrying out its responsibilities, the Audit Committee reviews and considers information regarding the related person transaction as it deems appropriate under the circumstances, which may include information such as the related person’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, the transaction. The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with our best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 23, 2011, with respect to the beneficial ownership of our common stock, Series A Preferred Stock and Series C Preferred Stock held by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, Series A Preferred Stock or Series C Preferred Stock; (ii) each director; (iii) each of our Named Executive Officers (which for purposes of this Proxy Statement means those executive officers listed in the Summary Compensation table in this Proxy Statement) and (iv) all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our capital stock subject to options or warrants currently exercisable or exercisable within 60 days of March 23, 2011 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding those options or warrants, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership of our common stock, Series A Preferred Stock and Series C Preferred Stock is based upon 41,397,173 shares of our common stock, 50 shares of our Series A Preferred Stock, and 1,550 shares of our Series C Preferred Stock outstanding as of
March 23, 2011, respectively. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o IGI Laboratories, Inc., 105 Lincoln Avenue, Buena, New Jersey 08310.

	Common Stock		Series A Preferred Stock (1)		Series C Preferred Stock (2)
Names of Beneficial Owners (address, if ownership is more than 5%)	Number	Percentage of Common Stock	Number	Percentage of Series A Preferred Stock	Number	Percentage of Series C Preferred Stock	Percentage of Combined Voting Power of IGI (3)
5% Stockholders

Signet Healthcare Partners (4)	15,692,824	35.8%	—	—	675 (5)	43.5%	35.8%
Stephen J. Morris (6) 666 Navesink Avenue Rumson, NJ 07760	2,985,865	6.8%	—	—	—	—	6.4%
Frank Gerardi (7) c/o Univest Management Inc. EPSP 149 West Village Way Jupiter, FL 33458	2,558,171	5.8%	—	—	—	—	5.5%
Edward B. Hager, M.D. (8)(9) 206 Pinnacle Road Lyndeborough, NH 03082	2,674,816	6.1%	—	—	—	—	5.7%
Jane E. Hager (8)(10) 206 Pinnacle Road Lyndeborough, NH 03082	3,378,646	7.7%	—	—	50	3.2%	7.4%

	Common Stock		Series A Preferred Stock (1)		Series C Preferred Stock (2)
Names of Beneficial Owners (address, if ownership is more than 5%)	Number	Percentage of Common Stock	Number	Percentage of Series A Preferred Stock	Number	Percentage of Series C Preferred Stock	Percentage of Combined Voting Power of IGI (3)
Other Directors and Executive Officers Named in the Summary Compensation Table

Charles Moore	959,000	2.2%	—	—	—	—	2.1%
Hemanshu Pandya	324,968	1.0%	—	—	—	—	1%
Philip Forte (11)	89,991	*	—	—	—	—	*
Nadya Lawrence (12)	250,928	1.0%	—	—	—	—	1%
Joyce Erony (4)(13)	15,728,173	35.9%	—	—	675	43.5%	35.9%
James Gale (4)(14)	15,737,448	35.9%	—	—	675	43.5%	35.9%
Narendra Borkar(15)	55,000	*	—	—	—	—	*
Michael Hemric (16)	47,885	*	—	—	—	—	*
Bhaskar Chaudhuri	—	—	—	—	—	—	—

All executive officers and directors as a group (10 persons)(4)(8)(10)(11) (12)(13)(14)(15)(16)	20,879,215	47.7%	—	—	675	43.5%	47.1%

* Less than 1%

(1)

For matters on which the holders of Series A Preferred Stock vote together as a single class with the holders of common stock and Series C Preferred Stock, each holder of shares of our Series A Preferred Stock is entitled to a number of votes for each share of Series A Preferred Stock held by such holder equal to the number of shares of common stock into which such share of Series A Preferred Stock is then convertible. Currently, each share of Series A Preferred Stock is convertible into 10,000 shares of our common stock. Such conversion ratio may be adjusted from time to time pursuant to customary adjustment features as set forth in the Certificate of
Designation for the Series A Preferred Stock. The holders of our Series A Preferred Stock would vote as a separate class with respect to any change to the rights, designations, and preferences of the Series A Preferred Stock. On all other matters, holders of our common stock, Series A Preferred Stock and Series C Preferred Stock will vote together as a single class. As of March 23, 2011, holders of our Series A Preferred Stock are entitled to an aggregate of 500,000 votes.

(2)

For matters on which the holders of Series C Preferred Stock vote together as a single class with the holders of common stock and Series A Preferred Stock, each holder of shares of our Series C Preferred Stock is entitled to a number of votes for each share of Series C Preferred Stock held by such holder equal to the number of shares of common stock into which such share of Series C Preferred Stock is then convertible. As of March 23, 2011, each share of Series C Preferred Stock was convertible into shares of common stock equal to (i) 1,000 plus any accrued and unpaid dividends, divided by (ii) $0.69. Such conversion ratio may be adjusted from time to time pursuant to customary adjustment features as set forth in the Certificate of Designation for the Series C Preferred Stock. As long as any shares of C Preferred Stock are outstanding, without the affirmative vote or consent of the holders of at least a majority of the shares of Series C Preferred Stock, voting separately as a class, we shall not (i) authorize, create, or issue any class or series of capital stock ranking, either as to payment of dividends, distributions of assets upon liquidation or otherwise, or redemptions, prior to or on parity with the Series C Preferred Stock and (ii) authorize any redemptions or repurchases of common stock, or repurchase or redeem any common stock, except in limited circumstances, for repurchases or redemptions of common stock from employees upon their termination of employment with us. As of March 23, 2011, holders of our Series C Preferred Stock were entitled to an aggregate of 2,356,650 votes.

(3)

The percentage of the combined voting power of IGI set forth in this column represents the voting power of the stockholder as of March 23, 2011 and is based on 41,397,173 shares of common stock outstanding as of
March 23, 2011 and entitled to 41,397,173 votes, 50 shares of Series A Preferred Stock outstanding as of
March 23, 2011 and entitled to 500,000 votes and 1,550 shares of Series C Preferred Stock outstanding as of March 23, 2011 and entitled to 2,356,650 votes.

(4)

Information is partially based on a Schedule 13D filed on April 7, 2010. Includes securities held directly by Life Sciences Opportunities Fund (Institutional) II, L.P. (“LOF Institutional”) and Life Sciences Opportunities Fund II, L.P. (“LOF” and collectively with LOF Institutional, the “Funds”) and indirectly by Signet Healthcare Partners, LLC (“General Partner”), the general partner of each of the Funds, James C. Gale, a director of ours, and the chief investment officer, a manager and member of the General Partner, Sanders Morris Harris Inc. (“SMH Capital”), the controlling member of the General Partner, Sanders Morris Harris Group, Inc. (“SMHG”), the parent company of SMH Capital, Joyce Erony, a director of ours and a managing director of the General Partner, George L. Ball, Chief Executive Officer and a director of SMH Capital and SMHG. The General
Partner, Mr. Gale, SMH Capital, SMHG, Ms. Erony and Mr. Ball disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, if any. The address of each filer is Carnegie Hall Tower, 152 West 57th Street, 19th Floor, New York, NY 10019, except SMH Capital, SMHG and Mr. Ball, which is 600 Travis, Suite 5800, Houston, Texas 77002.

(5)

Includes 102 shares of Series C Preferred Stock held by LOF and 573 shares of Series C Preferred Stock held by LOF Institutional.

(6)

Information is partially based on a Form 4 filed on July 7, 2009. Includes 142,016 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 23, 2011. Includes 2,546,855 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Excludes 160,765 shares, which are owned by Mr. Morris’ children as Mr. Morris disclaims beneficial ownership of such shares due to his children’s attainment of the age of majority.

(7)

Information is partially based on a Form 4 filed on December 31, 2009 and a Schedule 13G amendment filed on February 11, 2011. Includes 2,558,171 shares of common stock held by Univest Management Inc. Employee Profit Sharing Plan. Mr. Gerardi serves as the trustee of such plan and all shares owned by such plan are for the benefit of Mr. Gerardi. Mr. Gerardi possesses sole power to vote and direct the disposition of all of the securities held by the Univest Management Inc. Employee Profit Sharing Plan.

(8)

Includes 1,307,893 shares of common stock held by the Hager Family Trust. Jane E. Hager and Edward B.
Hager are co-trustees of the Hager Family Trust and share voting and dispositive power over the shares held by the trust.

(9)

Includes (i) 22,411 shares of common stock held directly by Mr. Hager’s wife, (ii) 125,000 shares of common stock which may be acquired pursuant to stock options exercisable by Mr. Hager’s wife within 60 days of
March 23, 2011 and (iii) 1,219,512 shares of common stock are held by Pinnacle Mountain Partners, LLC of which Mr. Hager and Jane E. Hager share voting and investment power.

(10)

Includes (i) 22,411 shares of common stock held directly by Ms. Hager, (ii) 150,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 23, 2011, (iii) 50 shares of Series C Convertible Preferred Stock held by the Jane E. Hager Trust of 1990 and (iv) 1,219,512 shares of common stock are held by Pinnacle Mountain Partners, LLC of which Edward B. Hager and Mrs. Hager share voting and investment power. Mrs. Hager acts as sole trustee and has sole voting and dispositive power over the shares held by the Jane E. Hager Trust of 1990.

(11)

Includes 36,663 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 23, 2011.

(12)

Includes 240,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 23, 2011.

(13)

Includes 5,349 shares of common stock held by Ms. Erony and 30,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 23, 2011.

(14)

Includes 4,624 shares of common stock held by Mr. Gale and 40,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 23, 2011.

(15)

Includes 55,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 23, 2011.

(16)

Includes 45,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 23, 2011.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2012 Annual Meeting of Stockholders must be submitted to our Secretary at our corporate offices, 105 Lincoln Avenue, Buena, New Jersey 08310, no later than December 31, 2011, in order to be considered for inclusion in the Proxy Statement relating to that meeting and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

In accordance with our current bylaws, for a proposal of a stockholder to be raised from the floor and presented at our 2012 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, not earlier than February 26, 2012 and not later than March 27, 2012; provided, however, that in the event that the date of the annual meeting is more than 60 days before or more than 60 days after May 26, 2012, notice by the stockholders must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by us. Stockholder proposals should be addressed to our Secretary at our corporate offices, 105 Lincoln Avenue, Buena, New Jersey 08310.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN
AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Joyce Erony, Secretary

April 29, 2011

ANNUAL MEETING OF STOCKHOLDERS OF

IGI LABORATORIES, INC.

May 26, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011:

The Notice of Annual Meeting, Proxy Statement and 2010 Annual Report to Stockholders
are available on the Company's website at http://igilabs.com/investors-relations/annual-reports

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■     20730000000000000000  5                                            052611

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  x

FOR AGAINST ABSTAIN
1. Election of Directors:			2. Proposal to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for 2011.	☐ ☐ ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: O Jane E. Hager O James C. Gale O Narendra N. Borkar O Michael Hemric O Charles Moore O Joyce Erony O Bhaskar Chaudhuri

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •			TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date		Signature of Stockholder	Date

■ Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1               ■

IGI LABORATORIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IGI LABORATORIES, INC.

The undersigned, having received notice of the meeting and management's proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Nadya Lawrence and Charles E. Moore, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI Laboratories, Inc. (the "Company") to be held at 10:00 a.m., local time, on Thursday, May 26, 2011 at Buena Vista Country Club, 301 Country Club Lane, Buena, New Jersey, 08310, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

(Continued and to be signed on the reverse side.)

COMMENTS:

14475  ■